Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-51254 and 333-113224 on Form S-8 and in Registration No. 333-129860 on Form S-3 of Pacific Financial Corporation of our reports, dated March 13, 2006 relating to our audits of the consolidated financial statements, which appear in this Annual Report on Form 10-K of Pacific Financial Corporation for the year ended December 31, 2006.

/s/ McGladrey & Pullen, LLP

Tacoma, Washington

March 8, 2007